Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-37869; Form S-3, No. 33-58220; Form S-3D/A, No. 33-70212; Form S-3, No. 33-56915; Form S-3/A, No. 333-03339; Form S-3/A, No. 333-32475; Form S-3/A, No. 333-50477; Form S-3, No. 333-95525; Form S-3/A, No. 333-93705; Form S-3, No. 333-75576; Form S-3D, No. 333-113603; Form S-3, No. 333-118706; Form S-3D, No. 333-155666; Form S-3D, No. 333-208317; Form S-3ASR, No. 333-210424; Form S-4, No. 333-13429; Form S-8, No. 33-57687; Form S-8, No. 33-57695; Form S-8, No. 333-32343; Form S-8, No. 333-46337; Form S-8, No. 333-73143; Form S-8, No. 333-73145; Form S-8, No. 333-63738; Form S-8, No. 333-88832; Form S-8, No. 333-116367; Form S-8, No. 333-138209; Form S-8, No. 333-145817; Form S-8, No. 333-155570; Form S-8, No. 333-166639; Form S-8, No. 333-177593; Form S-8, No. 333-199301; and Form S-8, No. 333-210461) of Atmos Energy Corporation and in the related Prospectuses of our report dated November 14, 2016 (except for the effects of the change in segments described in Note 3 and the discontinued operations described in Note 15, to which the date is April 12, 2017), with respect to the consolidated financial statements and schedule of Atmos Energy Corporation, included in this Current Report Form 8-K.
/s/ ERNST & YOUNG LLP
Dallas, Texas
April 12, 2017